090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150267168-88
Barbara K. Cegavske	Filing Date and Time
Secretary of State	06/12/2015 8:51 AM
State of Nevada	Entity Number E0646582006-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

AJ Greentech Holdings Ltd.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

394,500,000, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

394,500,000, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share of the Company's common stock, par value $0.001 per share in exchange for 1500 shares of the Company common stock, par value $0.001, that are outstanding immediately prior to the change

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares that would have been due upon the change will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: June 22, 2015 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.